October 30, 2006

For Immediate Release

Collegiate Pacific Announces Q107 Earnings Date and Conference Call

Collegiate Pacific today announced that it will release earnings for its first fiscal quarter ended September 30, 2006 on Friday, November 10, 2006 after the close of the financial markets.

The Company will host a conference call to discuss these results and future plans at 3:30PM CST / 4:30 EST also on Friday, November 10, 2006. The call may be accessed by dialing 800.706.7748. The participant passcode is 80281036.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Collegiate Pacific’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, actions and initiatives by current and potential competitors, the satisfaction of the closing conditions to the merger with Sport Supply Group including the receipt of financing on terms acceptable to Collegiate Pacific, and certain other additional factors described in Collegiate Pacific’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Collegiate Pacific’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Collegiate Pacific is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:
Collegiate Pacific Inc., Dallas
Adam Blumenfeld, 972-243-8100

Source: Collegiate Pacific Inc.